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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated April 16, 1997, (except with respect to the matter discussed in Note 6, as to which the date is March 6,
1998) included in the Company's previously filed Registration Statements (No.'s 333-11681, 333-49733 and 333-61125) on Form S-8 and (No. 333-49731) on
Form S-3. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                                     ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 29, 1999